UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): July 27, 2004

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION

             (Exact name of Registrant as specified in its charter)


        Delaware                           0-26224            51-0317849
(State or other jurisdiction of   (Commission File Number)  (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                              311 Enterprise Drive
                              Plainsboro, NJ 08536
               (Address of principal executive offices) (Zip Code)
                                 (609)-275-0500
              (Registrant's telephone number, including area code)
                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 5.  Other Events.

On June 27, 2004, Integra LifeSciences Holdings Corporation issued a press release announcing that Stuart M. Essig, its President and Chief Executive Officer, has renewed his employment agreement with the company through December 31, 2009. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.



ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits.

Exhibit
Number      Description of Exhibit
-------     ----------------------
99.1 Press release issued July 27, 2004 announcing that Stuart M. Essig, Integra LifeSciences Holdings Corporation's President and Chief Executive Officer, has renewed his employment agreement with the company through December 31, 2009.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION


Date: July 28, 2004                   By: /s/ Stuart M. Essig
                                          -----------------------------
                                          Stuart M. Essig
                                          President and Chief Executive Officer

                                  Exhibit Index
                                  -------------


Exhibit
Number      Description of Exhibit
-------     ----------------------
99.1 Press release issued July 27, 2004 announcing that Stuart M. Essig, Integra LifeSciences Holdings Corporation's President and Chief Executive Officer, has renewed his employment agreement with the company through December 31, 2009.

Exhibit 99.1


News Release

Contacts:

Integra LifeSciences Holdings Corporation

John B. Henneman, III                         Maria Platsis
Executive Vice President                      Director of Corporate Development
Chief Administrative Officer                  and Investor Relations
(609) 936-2481                                (609) 936-2333
jhenneman@Integra-LS.com                      mplatsis@integra-ls.com


 Integra LifeSciences Extends Employment Agreement of Chief Executive Officer


Plainsboro, New Jersey, July 27, 2004 -- Integra LifeSciences Holdings Corporation (NASDAQ: IART) today announced that Stuart M. Essig, Integra's President and Chief Executive Officer, has renewed his employment agreement with the Company through December 31, 2009.

In making the announcement, Dr. Richard Caruso, Integra's Chairman, said, "We are very pleased that we have extended Stuart's employment relationship with Integra. Stuart's considerable managerial and financial discipline have led us to expanding profitability and revenue growth. He has proven that his leadership skills and expertise in negotiating corporate alliances and acquisitions, coupled with his skill in integrating acquisitions into the Company, can continue to increase shareholder value. Integra has continued to develop and introduce products out of its substantive base of biotechnology and regenerative medicine technologies while also becoming a fully integrated and profitable medical device company. Integra has grown by combining planned internal development with the strategic acquisition of technologies and products. Under Stuart's leadership, Integra has also earned a growing recognition within the investment community. We are delighted to have Mr.
Essig's continued leadership at the Company in the coming years."

"I am happy that Integra has been able to make so much progress in the last six years," said Mr. Essig. "We have built a great management team and together we are building a great company. I am therefore very happy that the Board of Directors has shown so much confidence in me. Over the last six years, Integra has launched many new products including DuraGen(R), DuraGen Plus(TM), NeuraGen(TM), and INTEGRA(TM) Bilayer Matrix Wound Dressing, completed twenty acquisitions, raised a combined $265 million, and entered into numerous strategic alliance transactions. The result is that Integra's revenues have risen more than ten-fold since the beginning of 1998. The Company's stock price has risen at a compound annual growth rate of 29% during the period. I am extremely proud of the management team and dedicated employees that are responsible for this performance."

In connection with the extension of the agreement with Integra, Mr. Essig has received a grant of fair market value options to acquire up to 250,000 shares of Integra common stock, which vest over four years, and he will be eligible for annual grants during the remainder of the term. He will also receive a contract stock unit award providing for the payment of 750,000 Integra shares which shall generally be delivered to Mr. Essig following his termination of employment or retirement, but not before December 31, 2009, or later under certain circumstances, or upon a change of control. Mr. Essig will also be subject to a post-employment non-competition restriction that will remain in effect for at least two years beyond termination of employment. Integra expects to take an after-tax non-cash compensation charge of approximately $14.9 million for the deferred payment related to the contract stock unit grant in the third quarter of this year.

Prior to joining Integra at the end of 1997, Mr. Essig supervised the medical technology practice of Goldman Sachs as a managing director. At the time he joined the Company, he had ten years of broad health care experience, including acquisitions, divestitures, strategic alliances, principal investing and capital markets. While at Goldman Sachs, Mr. Essig, 42, served as a senior merger and acquisitions advisor to a broad range of domestic and international medical technology, pharmaceutical and biotechnology clients. His experience also includes substantial financing and investing experience. He holds an MBA and Ph.D. in Financial Economics from the University of Chicago and a BA from Princeton University.

We have scheduled a conference call for 9:00 am EDT, July 28, 2004, to discuss the financial results for the second quarter of 2004 and to further discuss forward-looking financial guidance. The call is open to all listeners and will be followed by a question and answer session. Access to the live call is available by dialing (973) 582-2732 or through a listen-only web cast via a link provided on the home page of Integra's website at www.Integra-LS.com. A replay of the conference call will be accessible starting one hour following the live event. Access to the replay is available through August 11, 2004 by dialing
(973) 341-3080 (access code 4865967) or through the web cast accessible on our home page.

Integra LifeSciences Holdings Corporation is a diversified medical technology company that develops, manufactures, and markets medical devices for use in a variety of applications. The primary applications for our products are neuro-trauma and neurosurgery, plastic and reconstructive surgery and general surgery. Integra is a leader in applying the principles of biotechnology to medical devices that improve patients' quality of life. Our corporate headquarters are in Plainsboro, New Jersey, and we have research, manufacturing and distribution facilities located throughout the world. We have approximately 1,100 employees. Please visit our website at (http://www.Integra-LS.com).

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning future financial performance, including projections for revenues, gross margins, earnings per share and cash flows. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Among other things, our ability to maintain relationships with customers of acquired entities, physicians' willingness to adopt our recently launched and planned products and our ability to secure regulatory approval for products in development may adversely affect our future product revenues; our ability to increase sales and product volumes may adversely affect our future gross margins; our ability to integrate acquired businesses, increase product sales and gross margins, and control non-product costs may affect our earnings per share; and our future net income results and our ability to effectively manage working capital may affect our future cash flows. In addition, the economic, competitive, governmental, technological and other factors identified under the heading "Factors That May Affect Our Future Performance" included in the Business section of Integra's Annual Report on Form 10-K for the year ended December 31, 2003 and information contained in subsequent filings with the Securities and Exchange Commission could affect actual results.

Source: Integra LifeSciences Holdings Corporation